UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 09, 2024

SAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-49983	48-1229851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway Suite 400
Johns Creek, Georgia		30097
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 232-5067

No Changes.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2024, Saia, Inc. (the “Company”), and certain of its subsidiaries, entered into an amendment (“Amendment No. 2”) to its credit agreement dated February 3, 2023, with JPMorgan Chase, N.A. as Administrative Agent, and the other lenders and agents party thereto, as previously amended by Amendment No. 1, dated as of October 31, 2023 (collectively, the “Credit Agreement”).

Amendment No. 2 increases commitments under the Credit Agreement by $300 million to an aggregate commitment of $600 million and expands the accordion feature, subject to certain conditions and availability of lender commitments, from $150 million to $300 million. Amendment No. 2 also extends the maturity date of the Credit Agreement from February 3, 2028, to December 9, 2029.

Borrowings under the Credit Agreement bear interest at the Company’s election at a variable rate equal to (a) one, three or six month term SOFR (the forward-looking secured overnight financing rate) plus 0.10%, or (b) an alternate base rate, in each case plus an applicable margin. Amendment No. 2 adjusts the applicable margin such that the applicable margin is now between 1.25% and 2.00% per annum for term SOFR loans and between 0.25% and 1.00% per annum for alternate base rate loans, in each case based on the Company’s consolidated net lease adjusted leverage ratio. Amendment No. 2 also modifies the fees that the Company accrues based on the daily unused portion of the credit facility, which will now range between 0.175% and 0.30% based on the Company’s consolidated net lease adjusted leverage ratio.

The foregoing description of Amendment No. 2 to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1

Amendment No. 2 to Credit Agreement, dated as of December 9, 2024, by and among Saia, Inc., JP Morgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein (including a conformed Credit Agreement as Exhibit A thereto).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: December 10, 2024	/s/ Kelly W. Benton
Kelly W. Benton
Vice President and Chief Accounting Officer (Principal Accounting Officer)